EXHIBIT 23




Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 17, 1995, included on page 26 of the company's 1994 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 35 of this Form 10-K, into the company's previously filed Form S-8's numbered 2-90981, 33-18268, 33-24274, and 33-50949, and the company's previously filed Form S-3's numbered 2-78952, 33-5473, and 33-66112.



                                 (ARTHUR ANDERSEN LLP)
                                 ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
  March 29, 1995